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                                                                     EXHIBIT 4.3


                                     $85,000,000

                          LEINER HEALTH PRODUCTS GROUP INC.
                      9 5/8% Senior Subordinated Notes due 2007 which will be assigned to and assumed by

                             LEINER HEALTH PRODUCTS INC.
                       9 5/8% Senior Subordinated Notes due 2007

                                  PURCHASE AGREEMENT

                                                                  June 19, 1997

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
SALOMON BROTHERS INC
SCOTIA CAPITAL MARKETS (USA) INC.
    as Representatives of the several Initial Purchasers
c/o Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

         Leiner Health Products Group Inc., a Delaware corporation ("Leiner Group"), and Leiner Health Products Inc., a Delaware corporation and a wholly owned subsidiary of Leiner Group ("LHP", and, together with Leiner Group, the "Issuers"), confirm their agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner& Smith Incorporated ("Merrill Lynch") and each of the other Initial Purchasers named in Schedule A hereto (collectively, the "Initial Purchasers", which term shall also include any initial purchaser substituted as hereinafter provided in Section12 hereof), for whom Merrill Lynch, Salomon Brothers Inc and Scotia Capital Markets (USA) Inc. are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by Leiner Group and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth in said ScheduleA of $85,000,000 aggregate principal amount of Leiner Group's Senior Subordinated Notes due 2007 (the "Securities"). The Securities are to be issued pursuant to an indenture to be dated as of June 30, 1997 (the "Indenture") between

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Leiner Group and United States Trust Company of New York, as trustee (the
"Trustee"). Immediately upon consummation of the offering of the Securities, the rights and obligations of Leiner Group in respect thereof will be assumed (the "Assumption") by LHP pursuant to a supplemental indenture (the "First Supplemental Indenture") between LHP and the Trustee, and LHP will become the obligor on the Securities. Thereafter, on or before the day after the Assumption occurs, Leiner Group will be released and discharged from all obligations in respect of the Securities.

         Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Time (as defined in Section2(b)) (the "DTC Agreement"), among the Issuers, the Trustee and DTC.

         The Issuers understand that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and agree that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers ("Subsequent Purchasers") at any time after the date of this Agreement. The Securities are to be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A ("Rule 144A") or Regulation S ("Regulation S") of the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission (the "Commission")).

         Holders (including subsequent transferees) of the Securities will have the registration rights set forth in the Registration Rights Agreement (the "Registration Rights Agreement"), to be entered into at the Closing Time, among the Issuers and the Initial Purchasers, for so long as such Securities constitute "Registrable Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Issuers will agree to file with the Commission under the circumstances set forth therein, (i) a registration statement under the 1933 Act (the "Exchange Offer Registration Statement") registering an issue of senior subordinated notes identical in all material respects to the Securities (the "Exchange Securities") to be offered in exchange for the Securities (the "Exchange Offer") and (ii), under certain circumstances, a registration statement pursuant to Rule 415 under the 1933 Act (the "Shelf Registration Statement").

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         Leiner Group has entered into a Stock Purchase Agreement and
Agreement and Plan of Merger, dated as of May 31, 1997 (the "Recapitalization Agreement"), among Leiner Group, North Castle Partners I, L.L.C. ("North Castle") and LHP Acquisition Corp. (the "Merger Entity"), to effect a leveraged recapitalization of Leiner Group and related transactions.
Pursuant to the Recapitalization Agreement, the Merger Entity will be merged (the "Merger") with and into Leiner Group, with Leiner Group continuing as the surviving corporation. In connection with such recapitalization, Leiner Group and a Canadian subsidiary are entering into a credit agreement (the "New Credit Facility") with a syndicate of financial institutions and the Bank of Nova Scotia as administrative agent, Merrill Lynch Capital Corporation as documentation agent and Salomon Brothers Holding Company Inc as syndication agent, which will consist of an aggregate of $125.0 million in U.S. and Canadian revolving credit facilities and an aggregate of $85.0 million in term loan facilities. The cash sources of financing for such recapitalization will consist of (i) a cash investment by North Castle in equity of the recapitalized Leiner Group, (ii) the proceeds of the Securities and (iii) certain initial borrowings under the New Credit Facility.

         This Agreement, the Indenture, the First Supplemental Indenture, the Securities, the Registration Rights Agreement and the Recapitalization Agreement are sometimes referred to in this Agreement as the "Recapitalization Documents." The New Credit Facility and the agreements creating security interests in the assets of LHP, its direct parent PLI Holdings Inc. and its subsidiaries for the benefit of the holders of indebtedness arising under the New Credit Facility are sometimes referred to in this Agreement as the "Bank Agreements." The Merger, the cash investment by North Castle in equity of the recapitalized Leiner Group, and the other transactions contemplated by the Recapitalization Agreement are sometimes referred to herein as the "Recapitalization." The Recapitalization, the execution and delivery of the Bank Agreements, the execution and delivery of the Indenture and the First Supplemental Indenture, the issuance and sale of the Securities and the other transactions contemplated thereby and by the Recapitalization Documents are sometimes referred to herein as the "Recapitalization Transactions."

    The Issuers have prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum dated June 9, 1997 (the "Preliminary Offering Memorandum") and are preparing and will deliver to each Initial Purchaser, on the day following the date hereof or the next succeeding day, copies of a final offering memorandum to be dated June 20, 1997 (the "Final Offering Memorandum"), each for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether

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the Preliminary Offering Memorandum or the Final Offering Memorandum, or any
amendment or supplement to either such document), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Issuers to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities.

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum

         SECTION I.     REPRESENTATIONS AND WARRANTIES.

         A. REPRESENTATIONS AND WARRANTIES BY THE ISSUERS. Each of the Issuers, jointly and severally, represents and warrants to each Initial Purchaser as of the date hereof and as of the Closing Time referred to in
Section 2(b) hereof, and agrees with each Initial Purchaser as follows:

                (A) SIMILAR OFFERINGS. The Issuers have not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the 1933 Act.

                (B) OFFERING MEMORANDUM. The Offering Memorandum does not, and at the Closing Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Issuers in writing by any Initial Purchaser through the Representatives expressly for use in the Offering Memorandum.

                (C) INDEPENDENT ACCOUNTANTS. The accountants who certified the financial statements and supporting schedules included in the Offering Memorandum are independent certified public accountants with respect to the


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    Issuers and their respective subsidiaries within the meaning of Regulation
    S-X under the 1933 Act.

                (d) FINANCIAL STATEMENTS. The consolidated financial statements, together with the related schedules and notes, included in the Offering Memorandum present fairly in all material respects the financial position of Leiner Group and its consolidated subsidiaries at the dates indicated and the results of operations, stockholders' equity and cash flows of Leiner Group and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Offering Memorandum present fairly in all material respects and in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Offering Memorandum present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Offering Memorandum (except as may be otherwise stated in the Offering Memorandum). The pro forma financial statements of Leiner Group and its subsidiaries and the related notes thereto included in the Offering Memorandum present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                (e) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (A)there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Issuers and their subsidiaries considered as one enterprise (a "Material Adverse Effect"), whether or not arising in the ordinary course of business (it being understood that the Recapitalization Transactions and the consummation thereof shall not be deemed to involve such a change), (B)there have been no transactions entered into by the Issuers or any of their subsidiaries, other than those in the ordinary course of business, which are material with respect to the Issuers and their subsidiaries considered as one enterprise other than the Recapitalization Transactions, and (C)there has been no dividend or distribution of


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    any kind declared, paid or made by the Issuers on any class of their respective capital stock (other than in shares of their respective capital stock).

                (f) GOOD STANDING OF THE ISSUERS. Each of the Issuers has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Recapitalization Documents (to the extent a party thereto); and each of the Issuers is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

                (g) GOOD STANDING OF DESIGNATED ENTITIES. Each "significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X) of Leiner Group (other than LHP) and of LHP, respectively (each a "Designated Entity" and, collectively, the "Designated Entities"), has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect; except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock of each Designated Entity and of LHP has been duly authorized and validly issued, is fully paid and non-assessable and is owned by Leiner Group, directly or through subsidiaries (except for 23,018.73 shares of Class A Preferred Stock and 8,755.45 shares of Class B Preferred Stock of Vita Health Company (1985) Ltd. ("Vita Health") held by 3074943 Canada Ltd. and 23,018.73 shares of Class A Preferred Stock and 8,755.45 shares of Class B Preferred Stock of Vita Health held by 3074951 Canada Ltd.), free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (each a "Lien"), other than Liens securing indebtedness under the Bank Agreements or indebtedness to be repaid in full in connection with the Recapitalization Transactions and other than Liens imposed by operation of law; none of the outstanding shares of capital stock of any Designated Entity or of LHP was issued in violation of any preemptive or similar rights of any


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    securityholder of such Designated Entity or LHP (as applicable) arising by operation of law, or under the charter or by-laws of any Designated Entity or LHP, as applicable, or under any agreement to which either of the Issuers or any Designated Entity is a party. The subsidiaries of Leiner Group (other than LHP) and of LHP respectively, other than Designated Entities considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

                (h) CAPITALIZATION. The authorized, issued and outstanding capital stock of Leiner Group prior to giving effect to the Recapitalization Transactions is as set forth in the financial statements, including the schedules and notes, included in the Offering Memorandum (except for subsequent issuances, if any, pursuant to this Agreement or otherwise disclosed in the Offering Memorandum, pursuant to employee benefit plans referred to in the Offering Memorandum or pursuant to the exercise of convertible securities or options referred to in the Offering Memorandum).

                (i) AUTHORIZATION OF THE RECAPITALIZATION DOCUMENTS. Each of the Recapitalization Documents has been or, as of the Closing Time (or, in the case of the First Supplemental Indenture, as soon as practicable thereafter) will have been, duly authorized and validly executed and delivered by each of the Issuers (to the extent each is a party thereto) and will constitute a valid and binding agreement of each of the Issuers (to the extent each is a party thereto), enforceable against each of the Issuers (to the extent each is a party thereto) in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent conveyances or fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights or remedies generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), or (as to any indemnification or contribution provision thereof) by any applicable securities laws, rules or regulations or by public policy.

                (j) AUTHORIZATION OF THE SECURITIES. The Securities have been duly authorized and, at the Closing Time, will have been duly executed by Leiner Group and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement will constitute valid and binding obligations of Leiner Group, enforceable against Leiner Group in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without


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    limitation, all laws relating to fraudulent conveyances or fraudulent transfers) reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights or remedies generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be substantially in the form contemplated by, and entitled to the benefits of, the Indenture. Upon execution of the First Supplemental Indenture and assumption of the rights and obligations of Leiner Group with respect to the Securities by LHP in accordance with the terms of the Indenture and the First Supplemental Indenture, the Securities will constitute valid and binding obligations of LHP, enforceable against LHP in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent conveyances or fraudulent transfers) reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights or remedies generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be substantially in the form contemplated by, and entitled to the benefits of, the First Supplemental Indenture and the Indenture.

                (k) DESCRIPTION OF THE RECAPITALIZATION DOCUMENTS. The Recapitalization Documents will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.

                (l) ABSENCE OF DEFAULTS AND CONFLICTS. Neither of the Issuers nor any of their respective subsidiaries are in violation of its respective charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Issuers or any of their respective subsidiaries, as applicable, are a party or by which any of them may be bound, or to which any of the property or assets of the Issuers or any of their respective subsidiaries, as applicable, is subject (collectively, "Agreements and Instruments") except for such violations and defaults that would not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance by the Issuers of this Agreement and each of the other Recapitalization Documents to which it is a party and any other agreement or instrument entered into or issued or to be entered into or issued by the Issuers in connection with the transactions contemplated hereby or thereby or in the Offering Memorandum and the consummation of the transactions contemplated herein, therein and in the Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of


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    Proceeds" and the consummation of the Recapitalization Transactions) and compliance by each of the Issuers with their respective obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuers or any of their respective subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and except for the Bank Agreements and for Agreements and Instruments relating to indebtedness to be repaid in full in connection with the Recapitalization Transactions), nor will such action result in any violation of the provisions of the respective charter or by-laws of each of the Issuers or any of their subsidiaries or any material violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Issuers or any of their subsidiaries or any of their assets or properties. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by either of the Issuers or any of their subsidiaries.

                (m) ABSENCE OF LABOR DISPUTE. No labor dispute with the employees of the Issuers or any of their subsidiaries exists or, to the knowledge of either of the Issuers, is imminent, and neither of the Issuers is aware of any existing or imminent labor disturbance by the employees of any of their or any of their subsidiaries' respective principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                (n) ABSENCE OF PROCEEDINGS. Except as disclosed in the Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of either of the Issuers, threatened, against or affecting either of the Issuers or any of their subsidiaries which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Issuers or any of their subsidiaries or the consummation of the transactions contemplated in this Agreement or the Recapitalization Documents or the Recapitalization


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    Transactions or the performance by the Issuers of their respective obligations hereunder or thereunder. The aggregate of all pending legal or governmental proceedings to which either of the Issuers or any of their subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Offering Memorandum, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                (o) POSSESSION OF INTELLECTUAL PROPERTY. Each of the Issuers and their respective subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them except where the failure to so own, possess or acquire, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, and neither of the Issuers nor any of their subsidiaries have received any notice or are otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Issuers or any of their subsidiaries therein, and which infringement or conflict or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

                (p) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by each of the Issuers of their respective obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by the Recapitalization Documents or the Recapitalization Transactions and performance by each of the Issuers of their respective obligations thereunder, except for such as have been made or obtained, or as may be required under federal, state or foreign securities laws, or as disclosed in the Offering Memorandum.

                (q) POSSESSION OF LICENSES AND PERMITS. Each of the Issuers and their respective subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, foreign, state, provincial or local regulatory agencies or bodies

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    necessary to conduct the business now operated by them, except for such
    Governmental Licenses the failure of which to possess would not reasonably be expected to have a Material Adverse Effect; each of the Issuers and their respective subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to have a Material Adverse Effect; and neither of the Issuers nor any of their subsidiaries have received any notice of judicial or administrative proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate would reasonably be expected to result in a Material Adverse Effect.

                (r) TITLE TO PROPERTY. Each of the Issuers and their subsidiaries have good and marketable title to all real property owned by them (other than the owned real property located in Kalamazoo, Michigan) and good title to all other properties owned by them that are material to their business, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except (a) such as arise under any Bank Agreement, or under any Agreement or Instrument relating to indebtedness to be repaid in full in connection with the Recapitalization Transactions, (b) such as are described in the Offering Memorandum or (c) such as do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Issuers or any of their subsidiaries; and all of the leases and subleases material to the business of the Issuers and their subsidiaries, considered as one enterprise, and under which either of the Issuers or any of their subsidiaries hold properties described in the Offering Memorandum, are in full force and effect, and neither of the Issuers nor any of their subsidiaries have received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Issuers or any of their subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Issuers or any of their subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease.

                (s) TAX RETURNS. Each of the Issuers and their subsidiaries have filed all federal, foreign, state, provincial or local tax returns that are required to be filed by them pursuant to applicable law except insofar as the failure to file such returns would not reasonably be expected to result in a Material Adverse Effect, or have duly requested extensions thereof, and have paid all taxes required to be paid

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    by any of them and any related assessments, fines or penalties due pursuant to such returns or any assessments that have been received by them, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings and except where the failure so to pay, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and adequate charges, accruals and reserves have been provided for in the financial statements referred to in Section 1(a)(iv) above in respect of all federal, foreign, state, provincial or local taxes for all periods as to which the tax liability of the Issuers or any of their subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

                (t) ENVIRONMENTAL LAWS. Except as described in the Offering Memorandum and except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither of the Issuers nor any of their subsidiaries is in violation of any federal, foreign, state, provincial or local statute, law, rule, regulation, ordinance, code, policy or rule of common law or any legally enforceable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) each of the Issuers and their subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Issuers, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against either of the Issuers or any of their subsidiaries and (D) to the knowledge of the Issuers after reasonable inquiry, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting either of the Issuers or any of their subsidiaries relating to Hazardous Materials or Environmental Laws.

                (u) INTERNAL ACCOUNTING CONTROLS. The Issuers and their subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                (v) INVESTMENT COMPANY ACT. Each of the Issuers is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum and the consummation of the Recapitalization Transactions will not be, an "investment company" or an entity "controlled" by an entity required to be registered as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act"), as such terms are defined in the 1940 Act.

                (w) RULE 144A ELIGIBILITY. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

                (x) NO GENERAL SOLICITATION. None of the Issuers, their affiliates, as such term is defined in Rule 501(b) under the 1933 Act ("Affiliates"), or any person acting on behalf of the Issuers or any of their Affiliates (other than any of the Initial Purchasers and their affiliates, agents and representatives, as to whom the Issuers make no representation) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

                (y) NO REGISTRATION REQUIRED. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in
    Section 2 and the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act").

                (z) NO DIRECTED SELLING EFFORTS. With respect to those Securities sold in reliance on Regulation S, (A) none of the Issuers, their Affiliates or any person acting on behalf of the Issuers or any of their Affiliates (other than any of the Initial Purchasers and their affiliates, agents and representatives, as to whom the Issuers make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (B) each of the Issuers, their Affiliates and any person acting on behalf of the Issuers or any of their Affiliates (other than any of the Initial Purchasers and their affiliates, agents and representatives, as to whom the Issuers make no representation) has complied and will comply with the offering restrictions requirement of Regulation S.

               (aa) INSURANCE. Each of the Issuers and its subsidiaries maintains insurance covering its properties, operations, personnel and businesses, including without limitation product liability insurance. Such insurance insures against such losses and risks as is generally maintained by companies engaged in the same business. Neither of the Issuers nor any of their subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force at the Closing Time.

               (bb) SOLVENCY. After giving effect to the Recapitalization Transactions, with respect to each of the Issuers on a consolidated basis,
    (i) the present fair saleable value of its assets shall be more than the amount that will be required to pay its debts (including contingent and unliquidated debts) as they become absolute and mature, (ii) its assets, at a fair valuation, shall be greater than the sum of its debts (including contingent and unliquidated debts), (iii) it shall not be engaged in a business or transaction for which its remaining assets are unreasonably small in relation to such business or transaction, and (iv) it shall not intend to incur or believe that it will incur debts beyond its ability to pay as such debts become absolute and mature.

               (cc) RECAPITALIZATION AGREEMENT. The Issuers have delivered to the Initial Purchasers complete and correct copies of the Recapitalization Agreement and there have been no amendments, alterations, modification or waivers thereto or in the exhibits or schedules thereto that have not been provided or otherwise disclosed to the Initial Purchasers.

         B. OFFICER'S CERTIFICATES. Any certificate signed by any officer of either of the Issuers or any of their subsidiaries delivered to the Representatives or to counsel for the Initial Purchasers shall be deemed a representation and warranty, jointly and severally, by each of the Issuers to each Initial Purchaser as to the matters covered thereby.

         SECTION II.    SALE AND DELIVERY TO INITIAL PURCHASERS; CLOSING.

         A. SECURITIES. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, Leiner Group agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from Leiner Group, at the price set forth in Schedule B, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Initial Purchaser, plus any additional principal amount of Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of
Section 12 hereof.

         B. PAYMENT. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the office of Debevoise & Plimpton, 875 Third Avenue, New York, New York, or at such other place as shall be agreed upon by the Representatives and the Issuers, at 9:00A.M. on June 30, 1997 (unless postponed in accordance with the provisions of Section12), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Issuers (such time and date of payment and delivery being herein called the "Closing Time").

         Payment shall be made to Leiner Group by wire transfer of immediately available funds to a bank account designated by Leiner Group, against delivery to the Representatives for the respective accounts of the Initial Purchasers of certificates for the Securities to be purchased by them. It is understood that each Initial Purchaser has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Initial Purchaser whose funds have not been received by the Closing Time, but such payment shall not relieve such Initial Purchaser from its obligations hereunder. The certificates representing the Securities shall be registered in such names and for such amounts as requested by Merrill Lynch at least two business days prior to the Closing Time and shall be made available for examination and packaging by the Initial Purchasers in The City of New York not later than 10:00 A.M. on the last business day prior to the Closing Time.

         C. QUALIFIED INSTITUTIONAL BUYER. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Issuers that it is a "qualified institutional buyer" within the meaning of Rule 144A under the 1933 Act (a "Qualified Institutional Buyer") and an "accredited investor" within the meaning of Rule 501(a) under the 1933 Act (an "Accredited Investor").

         D. DENOMINATIONS; REGISTRATION. Certificates for the Securities shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time.

         SECTION III. COVENANTS OF THE ISSUERS. Each of the Issuers, jointly and severally, covenants with each Initial Purchaser as follows:

         A. OFFERING MEMORANDUM. The Issuers have furnished to each Initial Purchaser, without charge, such number of copies of the Preliminary Offering Memorandum as such Initial Purchaser reasonably requested, and as promptly as possible will furnish to each Initial Purchaser, without charge, such number of copies of the Final Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as such Initial Purchaser may reasonably request.

         B. NOTICE AND EFFECT OF MATERIAL EVENTS. The Issuers will immediately notify each Initial Purchaser, and, if requested by the Initial Purchasers, confirm such notice in writing, of (x)any filing made by the Issuers of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y)prior to the completion of the placement of the Securities by the Initial Purchasers as evidenced by a notice in writing from the Initial Purchasers to the Issuers, any material changes in or affecting the earnings, business affairs or business prospects of either of the Issuers and any of their subsidiaries which (i)make any statement in the Offering Memorandum false or misleading or (ii)are not disclosed in the Offering Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of the Issuers, their counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Final Offering Memorandum in order that the Final Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Issuers will forthwith amend or supplement the Final Offering Memorandum by preparing and furnishing to each Initial Purchaser an amendment or amendments of, or a supplement or supple-ments to, the Final Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

         C. AMENDMENT TO OFFERING MEMORANDUM AND SUPPLEMENTS. The Issuers will advise each Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement without the consent of the Initial Purchasers (which consent shall not be unreasonably withheld). Neither the consent of the Initial Purchasers, nor the Initial Purchasers' delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

         D. QUALIFICATION OF SECURITIES FOR OFFER AND SALE. The Issuers will use their best efforts, in cooperation with the Initial Purchasers, to qualify the Securities for offering and sale under the applicable state securities laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect as long as reasonably required for the sale of the Securities by the Initial Purchasers; provided, however, that the Issuers shall not be obligated to file any general consent to service of process, to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which they are not so qualified, or to subject themselves to taxation in respect of doing business in any jurisdiction in which they are not otherwise so subject.

         E. RATING OF SECURITIES. The Issuers shall take all reasonable action necessary to enable Standard & Poor's Ratings Group, a division of McGraw Hill, Inc. ("S&P"), and Moody's Investors Service, Inc. ("Moody's") to provide their respective credit ratings of the Securities.

         F. DTC. The Issuers will cooperate with the Representatives and use their best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

         G. USE OF PROCEEDS. The Issuers will use the net proceeds received from the sale of the Securities in the manner specified in the Offering Memorandum under "Use of Proceeds".

         H. RESTRICTION ON SALE OF SECURITIES. During a period of 180 days from the date of the Offering Memorandum, each of the Issuers will not, without the prior written consent of Merrill Lynch, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, any other debt securities of either of the Issuers or PLI Holdings Inc. or securities of either of the Issuers or PLI Holdings Inc. that are convertible into, or exchangeable for, the Securities or such other debt securities, other than the Securities, the Exchange Securities and any indebtedness under the Bank Agreements or any working capital facilities or receivables financing permitted by the Bank Agreements.

         SECTION IV.    PAYMENT OF EXPENSES.

         A. EXPENSES. The Issuers will pay all expenses incident to the performance of their obligations under this Agreement, including (i)the preparation, printing and any filing of the Offering Memorandum (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii)the preparation, printing and delivery to the Initial Purchasers of this Agreement, any Agreement among Initial Purchasers, the Indenture, the First Supplemental Indenture and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities, (iii)the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchasers, including any charges of DTC in connection therewith; (iv)the fees and disbursements of the Issuers' counsel, accountants and other advisors,
(v)the qualification of the Securities under securities laws in accordance with the provisions of Section3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey, any supplement thereto, (vi)the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture, the First Supplemental Indenture and the Securities, (vii) any fees payable in connection with the rating of the Securities, and (viii)any fees payable to the review by the National Association of Securities Dealers, Inc. (the "NASD") in connection with the initial and continued designation of the Securities as PORTAL securities under the PORTAL Market Rules pursuant to NASD Rule 5322.

         B. TERMINATION OF AGREEMENT. If this Agreement is terminated by the Representatives in accordance with the provisions of Section5 or Section11(a)(i) hereof or by the Issuers in accordance with Section 6 hereof, the Issuers shall reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

         SECTION V. CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS. The obligations of the several Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Issuers contained in
Section 1 hereof or in certificates of any officer of either of the Issuers or any of their subsidiaries delivered pursuant to the provisions hereof, to the performance by each of the Issuers of their covenants and other obligations hereunder, and to the following further conditions:

         A. OPINION OF SPECIAL COUNSEL FOR ISSUERS. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Debevoise & Plimpton, counsel for the Issuers, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers substantially to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Initial Purchasers may reasonably request.

         B. OPINION OF SPECIAL MANITOBA COUNSEL FOR ISSUERS. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Pitblado & Hoskin, special Manitoba counsel for the Issuers, or such other counsel reasonably satisfactory to the Initial Purchasers, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, addressing the matters set forth in Exhibit B hereto and to such further effect as counsel to the Initial Purchasers may reasonably request.

         C. OPINION OF U.S. REGULATORY COUNSEL FOR ISSUERS. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Covington & Burling, U.S. regulatory counsel for the Issuers, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers substantially to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Initial Purchasers may reasonably request.

         D. OPINION OF CANADIAN SPECIAL COUNSEL FOR ISSUERS. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Blake, Cassels & Graydon, Canadian special counsel for the Issuers, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers substantially to the effect set forth in Exhibit D hereto and to such further effect as counsel to the Initial Purchasers may reasonably request.

         E. OPINION OF COUNSEL FOR INITIAL PURCHASERS. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers with respect to certain matters requested by the Initial Purchasers. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Issuers and their subsidiaries and certificates of public officials.

         F. OFFICERS' CERTIFICATE. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Issuers and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (it being understood that the Recapitalization Transactions and the consummation thereof shall not be deemed to involve such a change), and the Representatives shall have received a certificate of the President or a Vice President of each of the Issuers and of the chief financial or chief accounting officer of each of the Issuers dated as of the Closing Time, to the effect that (i)there has been no such material adverse change, (ii)the representations and warranties in Section1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii)the relevant Issuer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

         G. ACCOUNTANT'S COMFORT LETTER. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Initial Purchasers containing statements and information of the type ordinarily included in accountants' "comfort letters" to Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

         H. BRING-DOWN COMFORT LETTER. At the Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection(g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

         I. SOLVENCY OPINION. The Representatives shall have received a solvency opinion from Houlihan Lokey Howard & Zukin in form and substance reasonably satisfactory to the Initial Purchasers.

         J. MAINTENANCE OF RATING. At the Closing Time, the Securities shall be rated at least B- by Moody's Investor's Service Inc. and B3 by Standard & Poor's Corporation, and the Issuers shall have delivered to the Representatives a letter dated the Closing Time, from each such rating agency, or other evidence reasonably satisfactory to the Representatives, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities by any nationally recognized securities rating agency, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities.

         K. PORTAL. At the Closing Time, the Securities shall have been designated for trading on PORTAL.

         L. ADDITIONAL DOCUMENTS. At the Closing Time, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by either of the Issuers in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers.

         M. CONSUMMATION OF RECAPITALIZATION.  On or prior to the Closing Time,
(i)(A) the Recapitalization shall have been consummated and (B) Leiner Group shall have entered into the Bank Agreements and all conditions precedent to the effectiveness thereof shall have been satisfied or waived, (ii) such transactions described in the foregoing clause (i) shall continue to be in full force and effect in accordance with the terms thereof, and (iii) the Issuers shall have provided to each of the Initial Purchasers and counsel to the Initial Purchasers copies of all material closing documents delivered to the parties relating to the Merger and the Bank Agreements (including but not limited to legal opinions relating thereto).

         N. RECEIPT OF COPIES OF OPINIONS. The Initial Purchasers shall have been furnished with a copy of the opinions delivered on behalf of North Castle and the Issuers, as applicable, in connection with the Recapitalization and the New Credit Facility, which opinions shall expressly state, or be accompanied by letters expressly stating, that the Initial Purchasers are entitled to rely upon the opinions therein.

         O. REGISTRATION RIGHTS AGREEMENT. The Issuers and the Initial Purchasers shall have entered into a Registration Rights Agreement, dated as of the Closing Time, substantially in form and substance as described in the Offering Memorandum under the heading "Exchange Offer; Registration Rights."

         P. TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Issuers at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 8 and 9 shall survive any such termination and remain in full force and effect.

         SECTION VI. CONDITIONS OF ISSUERS' OBLIGATIONS. The obligations of the Issuers are subject to the following condition:

    A. CONSUMMATION OF RECAPITALIZATION. On or prior to the Closing Time, the Recapitalization shall have been consummated. If this condition shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Issuers by notice to the Representatives at any time at or prior to the Closing Time. In addition, the Issuers shall be entitled to terminate this Agreement at any time at or prior to the Closing Time in the event the Recapitalization Agreement has been terminated in accordance with its terms. Any such termination pursuant to this Section 6(a) shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 8 and 9 shall survive any such termination and remain in full force and effect.

         SECTION VII.  SUBSEQUENT OFFERS AND RESALES OF THE SECURITIES.

         A. OFFER AND SALE PROCEDURES. Each of the Initial Purchasers and the Issuers hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

                (a) OFFERS AND SALES ONLY TO INSTITUTIONAL ACCREDITED INVESTORS OR QUALIFIED INSTITUTIONAL BUYERS. Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made (A) to persons whom the offeror or seller reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act), (B) to a limited number of other institutional accredited investors (as such term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D) that the offeror or seller reasonably believes to be and, with respect to sales and deliveries, that are Accredited Investors ("Institutional Accredited Investors") or (C) to non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S under the 1933 Act.

                (b) NO GENERAL SOLICITATION. The Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering of the Securities.

                (c) PURCHASES BY NON-BANK FIDUCIARIES. In the case of a non-bank Subsequent Purchaser of a Security acting as a fiduciary for one or more third parties, in connection with an offer and sale to such purchaser pursuant to clause (a) above, each third party shall, in the judgment of the applicable Initial Purchaser, be an Institutional Accredited Investor or a Qualified Institutional Buyer or a non-U.S. person outside the United States.

                (d) SUBSEQUENT PURCHASER NOTIFICATION. Each Initial Purchaser will take reasonable steps to inform, and cause each of its affiliates to take reasonable steps to inform, persons acquiring Securities from such Initial Purchaser or affiliate, as the case may be, in the United States that the Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Issuers, (2) outside the United States in accordance with Rule 904 of Regulation S, or (3) inside the United States in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) the exemption from registration under the 1933 Act provided by Rule 144, if available.

                (e) MINIMUM PRINCIPAL AMOUNT. No sale of the Securities to any one Subsequent Purchaser will be for less than U.S. $150,000 principal amount and no Security will be issued in a smaller principal amount. If the Subsequent Purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least U.S. $150,000 principal amount of the Securities.

                (f) RESTRICTIONS ON TRANSFER. The transfer restrictions and the other provisions set forth in Article Two of the Indenture, including the legend required thereby, shall apply to the Securities except as otherwise agreed by the Issuers and the Initial Purchasers. Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Issuers for any losses, damages or liabilities suffered or incurred by the Issuers, including any losses, damages or liabilities under the 1933 Act, arising from or relating to any subsequent resale or transfer of any Security by persons other than the Initial Purchasers.

                (g) DELIVERY OF OFFERING MEMORANDUM. Prior to or simultaneously with any confirmation of sale to any Subsequent Purchaser, each Initial Purchaser will deliver to each purchaser of the Securities from such Initial Purchaser, in connection with its original distribution of the Securities, a copy of the Offering Memorandum, as amended and supplemented at the date of such delivery.

         B. COVENANTS OF THE ISSUERS. Each of the Issuers, jointly and severally, covenants with each Initial Purchaser as follows:

                (i) DUE DILIGENCE. In connection with the original distribution of the Securities, the Issuers agree that, prior to any offer or resale of the Securities by the Initial Purchasers, the Initial Purchasers and counsel for the Initial Purchasers shall have the right to make reasonable inquiries into the business of the Issuers and their subsidiaries. The Issuers also agree to provide answers to each prospective Subsequent Purchaser of Securities who reasonably requests historical information concerning the Issuers and their subsidiaries (to the extent that such information is available or can be acquired and made available to prospective Subsequent Purchasers without unreasonable effort or expense and to the extent the provision thereof is not prohibited by applicable law) and the terms and conditions of the offering of the Securities, as and to the extent provided in the Offering Memorandum.

               (ii) INTEGRATION. Each of the Issuers agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Issuers of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i)the sale of the Securities by Leiner Group to the Initial Purchasers, (ii)the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii)the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

              (iii) RULE 144A INFORMATION. The Issuers agree that, in order to render the Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Securities remain outstanding, they will make available, upon reasonable request, to any holder of Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Issuers furnish information to the Commission pursuant to Section 13 or 15(d) of the 1934 Act (such information, whether made available to holders or prospective purchasers or furnished to the Commission, is herein referred to as "Additional Information").

               (iv) RESTRICTION ON REPURCHASES. Until the expiration of two years after the original issuance of the Securities, each of the Issuers will not, and will cause their Affiliates not to, purchase or agree to purchase or otherwise acquire any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933
    Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker's transactions) unless, immediately upon any such purchase, the Issuers or any Affiliate shall submit such Securities to the Trustee for cancellation.

         C. RESALE PURSUANT TO RULE 903 OF REGULATION S OR RULE 144A. Each Initial Purchaser understands that the Securities have not been and will not be registered under the 1933 Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the 1933 Act or pursuant to an exemption from the registration requirements of the 1933 Act. Each Initial Purchaser represents and agrees, that, except as permitted by Section 7(a) above, it has offered and sold Securities and will offer and sell Securities (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commences and the Closing Time, only in accordance with Rule 903 of Regulation S or Rule 144A under the 1933 Act. Accordingly, neither the Initial Purchasers, their affiliates nor any persons acting on their behalf have engaged or will engage in any directed selling efforts with respect to Securities, and the Initial Purchasers, their affiliates and any person acting on their behalf have complied and will comply with the offering restriction requirements of Regulation S. Each Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities (other than a sale of Securities pursuant to Rule 144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it or through it during the restricted period a confirmation or notice to substantially the following effect:

         "The Securities covered hereby have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to or for the account or benefit of U.S. persons (i) as part of their distribution at any time and
         (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commenced and the date of closing, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in the above paragraph have the meanings given to them by Regulation
S.

Each Initial Purchaser severally represents and agrees that it has not entered and will not enter into any contractual arrangements with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Issuers.

         SECTION VIII.  INDEMNIFICATION.

         A. INDEMNIFICATION OF INITIAL PURCHASERS. Each of the Issuers, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                (a) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                (b) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 8(d) below) any such settlement is effected with the written consent of the Issuers; and

                (c) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

PROVIDED, HOWEVER, that (i) this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Issuers by any Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum (or any amendment thereto) and (ii) the Issuers shall not be liable to any such Initial Purchaser with respect to any untrue statement or alleged untrue statement or omission or alleged omission in the Preliminary Offering Memorandum to the extent that any such loss, liability, claim, damage or expense of such Initial Purchaser results from the fact that such Initial Purchaser sold Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Final Offering Memorandum as then amended or supplemented if the Issuers had previously furnished copies thereof to such Initial Purchaser and the loss, liability, claim, damage or expense of such Initial Purchaser results from an untrue statement or omission of a material fact contained in the Preliminary Offering Memorandum which was corrected in the Final Offering Memorandum.

         B. INDEMNIFICATION OF ISSUERS AND DIRECTORS. Each Initial Purchaser severally agrees to indemnify and hold harmless each of the Issuers and their respective directors and each person, if any, who controls the Issuers within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection(a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum in reliance upon and in conformity with written information furnished to the Issuers by such Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum.

         C. ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 8(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 8(b) above, counsel to the indemnified parties shall be selected by Leiner Group, and, following consummation of the Assumption, by LHP. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or Section 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         D. SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel to the extent required by Section 8(a), such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and

(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         SECTION IX. CONTRIBUTION. If the indemnification provided for in Section8 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Issuers on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Issuers on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuers and the total underwriting discount received by the Initial Purchasers, bear to the aggregate initial offering price of the Securities.

         The relative fault of the Issuers on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Issuers and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 9, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, and each director and officer of an Issuer, and each person, if any, who controls an Issuer within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such Issuer. The Initial Purchasers' respective obligations to contribute pursuant to this Section 9 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

         SECTION X. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or in certificates of officers of either of the Issuers submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or controlling person, or by or on behalf of the Issuers, and shall survive delivery of the Securities to the Initial Purchasers.

         SECTION XI.    TERMINATION OF AGREEMENT.

         A. TERMINATION; GENERAL. The Representatives may terminate this Agreement, by notice to the Issuers, at any time at or prior to the Closing Time
(i)if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Issuers and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (it being understood that the Recapitalization Transactions and the consummation thereof shall not be deemed to involve such a change), or (ii)if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii)if trading on the American Stock Exchange or the New York Stock Exchange or in the NASDAQ National Market System has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or
(iv) if a banking moratorium has been declared by either Federal or New York authorities, or (v) if there has occurred the enactment, publication, decree or other promulgation of any federal, foreign, state or provincial statute, regulation, rule or order of any court or other governmental authority which would, in the reasonable judgment of the Representatives after consultation with the Issuers, have a Material Adverse Effect.

         B. LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 8 and 9 shall survive such termination and remain in full force and effect.

         SECTION XII. DEFAULT BY ONE OR MORE OF THE INITIAL PURCHASERS. If one or more of the Initial Purchasers shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other Initial Purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative(s) shall not have completed such arrangements within such 24-hour period, then:

         A. if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Initial Purchasers, or

         B. if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

         No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, either the Representatives or Leiner Group shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements. As used herein, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this
Section 12.


         SECTION XIII. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to the Representative(s) at North Tower, World Financial Center, New York, New York 10281-1201, attention of Chantal Simon, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York, 10022, attention of Mark C. Smith, Esq.; notices to Leiner Group shall be directed to it at 901 East 233rd Street, Carson, California 90745-6204, attention of William B. Towne; notices to LHP shall be directed to it at 901 East 233rd Street, Carson, California 90745-6245, attention of William B. Towne, with a copy (in the case of any notice to Leiner Group or LHP) to Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022, attention of David Brittenham, Esq.

         SECTION XIV. PARTIES. This Agreement shall each inure to the benefit of and be binding upon the Initial Purchasers and the Issuers and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and the Issuers and their respective successors and the controlling persons and officers and directors referred to in Sections8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers and the Issuers and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

         SECTION XV. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION XVI. EFFECT OF HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION XVII. ENTIRE AGREEMENT. This Agreement and the Schedules and Exhibits attached hereto constitute the entire agreement among the parties, and cancel and supersede all of the previous or contemporaneous agreements, representations, warranties and understandings (whether oral or written), with respect to the subject matter hereof. Except as otherwise provided, all of the Schedules attached hereto shall be deemed to be dated the date hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Issuers a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchasers and the Issuers in accordance with its terms.

                   Very truly yours,

                   LEINER HEALTH PRODUCTS GROUP INC.

                   By /s/ William B. Towne
                     ----------------------------------------
                   Title: Executive Vice President,
                   Chief Financial Officer


                   LEINER HEALTH PRODUCTS INC.

                   By /s/ William B. Towne
                     ----------------------------------------
                   Title: Executive Vice President,
                   Chief Financial Officer



CONFIRMED AND ACCEPTED,
    as of the date first above written:


MERRILL LYNCH, PIERCE, FENNER & SMITH
    INCORPORATED
SALOMON BROTHERS INC
SCOTIA CAPITAL MARKETS (USA) INC.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
    INCORPORATED


By   /s/ Jack Mann
    ------------------------------
    Authorized Signatory


For themselves and as Representatives of the other Initial Purchasers named in Schedule A hereto.

                                      SCHEDULE A


                                                                    Principal
                                                                    Amount of
Name of Initial Purchaser                                           Securities
-------------------------                                           -----------

Merrill Lynch, Pierce, Fenner & Smith Incorporated...............   $51,000,000
Salomon Brothers Inc.............................................    25,500,000
Scotia Capital Markets (USA) Inc.................................     8,500,000
                                                                    -----------

Total............................................................   $85,000,000
                                                                    -----------
                                                                    -----------

                                      SCHEDULE B

                          LEINER HEALTH PRODUCTS GROUP INC.
                    $85,000,000 Senior Subordinated Notes due 2007




         1. The initial public offering price of the Securities shall be 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

         2. The purchase price to be paid by the Initial Purchasers for the Securities shall be 97% of the principal amount thereof.

         3.   The interest rate on the Securities shall be 95/8% per annum.

         4.   The Securities will mature on July 1, 2007.

         5. The Securities will not be subject to any mandatory sinking fund redemption prior to maturity.

         6. The Securities will be redeemable at the option of LHP at 104.813% of their principal amount any time on or after July 1, 2002 and prior to July 1, 2003, at 103.208% of their principal amount any time on or after July 1, 2003 and prior to July 1, 2004, at 101.604% of their principal amount any time on or after July 1, 2004 and prior to July 1, 2005, and at 100% of their principal amount at any time on or after July 1, 2005, in each case plus accrued and unpaid interest, if any, to the redemption date.

         7. The optional redemption price of the Securities upon a Public Equity Offering (as defined in the Indenture) shall be 1095/8% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption.

         8. The optional redemption price of the Securities upon a Change of Control (as defined in the Indenture) shall be 100% of the principal amount thereof plus the Applicable Premium (as defined in the Indenture) as of, and accrued and unpaid interest, if any, to, the date of redemption.

         9. Interest on the Securities will accrue from the date of issuance and is payable semi-annually on each January 1 and July 1 of each year, commencing on January 1, 1998.

                                                                       Exhibit A
                                                                       ---------

                       FORM OF OPINION OF DEBEVOISE & PLIMPTON
                             TO BE DELIVERED PURSUANT TO
                                     SECTION 5(a)



                                                                   ____ __, 1997

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Salomon Brothers Inc
Scotia Capital Markets (USA) Inc.
c/o Merrill Lynch & Co.
      Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

         We have acted as special counsel to North Castle Partners I, L.L.C., a Delaware limited liability company ("North Castle"), Leiner Health Products Group Inc., a Delaware corporation ("Leiner Group"), and Leiner Health Products Inc., a Delaware corporation ("LHP," and together with Leiner Group, the "Issuers"), in connection with (a) the issuance and sale today of $85,000,000 aggregate principal amount of Leiner Group's _____% Senior Subordinated Notes due 2007 (the "Securities"), to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Brothers Inc and Scotia Capital Markets
(USA), Inc. (collectively, the "Initial Purchasers"), pursuant to a Purchase Agreement, dated June __, 1997 (the "Purchase Agreement"), among the Issuers and the Initial Purchasers, and (b) the preparation of the Purchase Agreement, the Registration Rights Agreement, dated ____ __, 1997 (the "Registration Rights Agreement"), among the Issuers and the Initial Purchasers, the Indenture, dated ____ __, 1997 (the "Indenture"), between Leiner Group and United States Trust Company of New York, as Trustee (the "Trustee"), relating to the Securities, the First Supplemental Indenture, dated ____ __, 1997 (the "First Supplemental Indenture"), among Leiner Group, LHP and the Trustee, supplementing the Indenture, and the Offering Memorandum, dated June __, 1997, relating to the Securities [, as amended or supplemented by ____________] (the "Offering Memorandum"). This opinion is being delivered pursuant to Section 5(a) of the Purchase Agreement.

         Except as provided herein, all capitalized terms used herein that are defined in the Purchase Agreement have the respective meanings specified therein. The term "Assumption" means the assignment today by Leiner Group to LHP, and the assumption today by LHP, of all of the rights and obligations of Leiner Group in respect of the Securities and the Indenture, pursuant to the First Supplemental Indenture, whereby LHP will become the obligor on the Securities. The term "Contract" means any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument listed in Annex 1 hereto to which either of the Issuers is a party or by which either of the Issuers is bound, or to which any of the property or assets of either of the Issuers is subject. The term "DGCL" means the General Corporation Law of the State of Delaware. The term "Material Adverse Effect" means a material adverse effect on the earnings, financial condition or business of the Issuers and their subsidiaries taken as a whole. The term "Merger" means the merger today of LHP Acquisition Corp., a Delaware corporation (the "Merger Entity"), with and into Leiner Group, with Leiner Group continuing as the surviving corporation. The term "Recapitalization" means the Merger, the cash investment by North Castle in equity of the Leiner Group, and the other transactions contemplated by the Recapitalization Agreement. The term "Recapitalization Agreement" means the Stock Purchase Agreement and Agreement and Plan of Merger, dated as of May 31, 1997, among Leiner Group, North Castle and the Merger Entity. The term "PLI" means PLI Holdings, Inc., a Delaware corporation. The term "Repayment Event" means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness that is, or is issued under, any Contract (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by either of the Issuers.

         In connection with this opinion, we have examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Issuers and their respective subsidiaries, such certificates of public officials, and such other documents, and have made such investigations of law, as we have deemed necessary or appropriate for the purposes of this opinion. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified copies, the authenticity of all original or certified copies and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. We have relied as to factual matters upon, and assume the accuracy of, the statements made in the certificates of officers of the Issuers delivered to us, the representations and warranties contained in the Purchase Agreement and certificates and other statements or information of or from public officials and officers and representatives of the Issuers, their respective subsidiaries and others (including without limitation North Castle and the Initial Purchasers), and assume compliance on the part of all parties to the Purchase Agreement with their covenants and agreements contained therein. With respect to the opinion expressed in paragraph 3 below, we have relied solely upon a certificate or certificates of public officials of the jurisdictions referred to therein. With respect to the opinion expressed in paragraph 4(b) below, we have assumed that the shares of capital stock of Leiner Group issued and outstanding prior to the consummation of the Merger are duly authorized, validly issued, fully paid and nonassessable. We have assumed, for purposes of the opinions expressed herein, that (i) the Trustee has the power and authority to enter into and perform the Indenture and the First Supplemental Indenture, (ii) the Indenture and the First Supplemental Indenture have been duly authorized, executed and delivered by the Trustee and are valid, binding and enforceable upon the Trustee, and (iii) the Securities have been duly authenticated by the Trustee in the manner provided in the Indenture.

         Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

    1. Each of Leiner Group, LHP and PLI is validly existing as a corporation in good standing under the laws of the State of Delaware. Each of Leiner Group, LHP and PLI has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum.

    2. Each of the Issuers has corporate power and authority to enter into and perform its obligations under the Purchase Agreement, the Registration Rights Agreement, the Indenture (in the case of Leiner Group) and the First Supplemental Indenture. Each of the Issuers has corporate power and authority to issue (in the case of Leiner Group) and perform its obligations under the Securities.

    3. Each of Leiner Group, LHP [and PLI] is duly qualified and in good standing as a foreign corporation in each jurisdiction listed next to its respective name in Annex 2 hereto.

    4. After giving effect to the consummation of the Merger, (a) the authorized, issued and outstanding capital stock of Leiner Group consists of [________ authorized shares of common stock, par value ____ per share, of which ________ shares are issued and outstanding, and ________ authorized shares of class A common stock, par value ____ per share, of which ________ shares are issued and outstanding], (b) such issued and outstanding shares of common stock of Leiner Group have been duly authorized and validly issued and are fully paid and non-assessable, and (c) none of such issued and outstanding shares of common stock of Leiner Group was issued in violation of any preemptive or (to our knowledge) other similar rights of any stockholder of Leiner Group arising by operation of law or under its charter or by-laws.

    5. To our knowledge, all of the issued and outstanding capital stock of LHP is owned by PLI, and all of the issued and outstanding capital stock of PLI is owned by Leiner Group, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim (other than any under or in respect of any of the Bank Agreements, or any agreement or instrument relating to indebtedness to be repaid in connection with the Recapitalization).

    6. The Purchase Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by each of the Issuers.

    7. The Indenture has been duly authorized, executed and delivered by Leiner Group and constitutes a valid and binding agreement of Leiner Group, enforceable against Leiner Group in accordance with its terms. The First Supplemental Indenture has been duly authorized by LHP and when executed and delivered by LHP will constitute a valid and binding agreement of LHP, enforceable against LHP in accordance with its terms.

    8. The Securities have been duly authorized by Leiner Group. When executed by Leiner Group and authenticated by the Trustee in the manner provided in the Indenture and delivered against payment of the purchase price therefor in accordance with the Purchase Agreement, the Securities until the occurrence of the Assumption will constitute valid and binding obligations of Leiner Group, enforceable against Leiner Group in accordance with their terms, and will be in substantially the form contemplated by, and entitled to the benefits of, the Indenture. Upon execution and delivery of the First Supplemental Indenture and the Assumption, such Securities will constitute valid and binding obligations of LHP, enforceable against LHP in accordance with their terms, and will be in substantially the form contemplated by, and entitled to the benefits of, the Indenture as supplemented by the First Supplemental Indenture.

    9. The Securities, the Indenture, the First Supplemental Indenture, the Registration Rights Agreement and the Recapitalization Agreement conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

    10. To our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which either of the Issuers is a party or to which the property of either of the Issuers is subject, before any New York, Delaware (insofar as the DGCL is concerned) or United States federal court or brought by any New York, Delaware (insofar as the DGCL is concerned) or United States federal governmental agency or body, that would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Purchase Agreement or the performance by each of the Issuers of their respective obligations thereunder, or the consummation of the Recapitalization.

    11. The information in the Offering Memorandum under the headings "Description of the Notes,""Exchange Offer; Registration Rights," "Description of the New Credit Facility" and "The Recapitalization," to the extent that it constitutes a summary of the terms of the

Securities, the Indenture, the First Supplemental Indenture, the Registration Rights Agreement, the New Credit Facility or the Recapitalization Agreement, has been reviewed by us and is correct in all material respects. The information in the Offering Memorandum under the heading "Certain Federal Income Tax Considerations," to the extent that it constitutes matters of law, summaries of legal matters, or legal conclusions, has been reviewed by us and is correct in all material respects.

    12. No authorization, approval, consent or order of any New York, Delaware (insofar as the DGCL is concerned) or United States federal court or governmental authority or agency (other than such as may be required under any applicable securities laws, including of the various jurisdictions in which the Securities will be offered or sold, as to which we express no opinion) is required in connection with the due authorization, execution and delivery of the Purchase Agreement or the Registration Rights Agreement by the Issuers or the due authorization, execution, delivery or performance of the Indenture by Leiner Group or the First Supplemental Indenture by LHP, or for the offering, issuance, sale or delivery of the Securities to the Initial Purchasers by Leiner Group or the resale of the Securities by the Initial Purchasers to the Subsequent Purchasers in accordance with the Purchase Agreement.

    13. It is not necessary, in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and the resale of the Securities by the Initial Purchasers to each Subsequent Purchaser in accordance with the Purchase Agreement and in the manner contemplated by the Purchase Agreement and the Offering Memorandum, to register the Securities under the Securities Act of 1933 or to qualify the Indenture or the First Supplemental Indenture under the Trust Indenture Act of 1939.

    14. The execution, delivery and performance of the Purchase Agreement, the Registration Rights Agreement, the Indenture, the First Supplemental Indenture and the Securities by each Issuer that is a party thereto or (in the case of the Securities) obligor thereunder and the consummation of the transactions contemplated in the Purchase Agreement (including the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of Proceeds," and the consummation of the Recapitalization) and compliance by each Issuer with its respective obligations under the Purchase Agreement, the Registration Rights Agreement, the Indenture, the First Supplemental Indenture and the Securities will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of either of the Issuers pursuant to, any Contract (except for liens, charges or encumbrances arising in connection with the Bank Agreements or otherwise permitted under the Indenture, and except for conflicts, breaches or defaults or liens, charges or encumbrances that to our knowledge would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the respective charter or by-laws of either of the Issuers, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us to be applicable to either of the Issuers, of any New York, Delaware (insofar as the DGCL is concerned) or United States federal government, government instrumentality or court having jurisdiction over either of the Issuers (except for violations that to our knowledge would not have a Material Adverse Effect).

    15. Neither of the Issuers is an "investment company," or an entity "controlled" by an entity required to be registered as an "investment company" under the Investment Company Act of 1940, in each case as such terms are defined in such Act.

                                      * * * * *

         We have not ourselves checked the accuracy and completeness of, or otherwise verified, and are not passing upon and assume no responsibility for the accuracy or completeness of, the statements contained in the Offering Memorandum, except to the limited extent stated in paragraphs 9 and 11 above.
In the course of our review and discussion of the contents of the Offering Memorandum with certain officers and employees of Leiner Group or LHP and with Leiner Group's independent accountants, but without independent check or verification, no facts have come to our attention that cause us to believe that the Offering Memorandum (except for financial statements, notes and schedules and other financial data contained or incorporated by reference therein, as to which we express no belief), at the date thereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Offering Memorandum (except for financial statements, notes and schedules and other financial data contained or incorporated by reference therein, as to which we express no belief), at the Closing Time today contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                      * * * * *

         The opinions set forth in paragraphs 1 through 15 above are subject to the following additional qualifications and assumptions:

         (a) Our opinions are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights or remedies generally, (ii) general principles of equity, whether such principles are considered in a proceeding at law or equity, and
(iii) an implied covenant of good faith, reasonableness and fair dealing, and standards of materiality.

We express no opinion concerning whether, and for purposes of the opinion expressed herein we have assumed, the Merger and the Recapitalization Agreement comply with applicable provisions of the DGCL.

         (b) Our opinion is subject to the effects of, and we express no opinion with respect to the application of or compliance with, state securities or "blue sky" laws, any antifraud provisions of applicable securities laws, or provisions of Delaware or New York law restricting dividends, loans or other distributions by a corporation to or for the benefit of its stockholders. We express no opinion with respect to the United States federal Food, Drug and Cosmetic Act, Dietary Supplement Health and Education Act, Nutritional Labeling and Education Act, Drug Price Competition & Patent Term Restoration Act or Poison Prevention Packaging Act, any rules or regulations of the United States Food and Drug Administration, Federal Trade Commission or Consumer Product Safety Commission, or any similar state laws, statutes, rules or regulations, or any other laws, statutes, rules or regulations relating to the regulation of vitamin, food or drug products.

         (c) For purposes of paragraphs 12 and 14 above, we have reviewed only those laws, statutes, rules and regulations (other than any referred to in the preceding paragraph (b)) that in our experience are applicable to transactions of the type contemplated by the Indenture, the First Supplemental Indenture and the Purchase Agreement.

         (d) For purposes of the opinion set forth in paragraph 10 above, we have endeavored, to the extent we have believed necessary, to determine from lawyers currently in our firm who have performed substantive legal services for North Castle or the Issuers whether such services involved substantive attention in the form of legal representation concerning pending legal proceedings of the nature referred to in such paragraph 10, and we have made oral inquiries of [names of senior officers of North Castle and the Issuers]. We have not made any review, search or investigation of public files or records or files or records of North Castle or either of the Issuers or of any of their transactions, or any other investigation or inquiry with respect to such opinion.

         The opinions expressed herein are limited to the federal laws of the United States of America, the General Corporation Law of the State of Delaware and the laws of the State of New York, as currently in effect. We assume no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof. The opinions expressed herein are solely for your benefit and may not be relied upon in any manner or for any purpose by any other person and may not be quoted or disclosed in whole or in part without our prior written consent.

                             Very truly yours,

                                                                       Exhibit B


             FORM OF OPINION OF SPECIAL MANITOBA COUNSEL FOR THE ISSUERS
                             TO BE DELIVERED PURSUANT TO
                                     SECTION 5(b)


         Each of Vita Health Company (1985) Ltd. and VH Holdings Inc. (each, a "Canadian Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction listed in an annex to such opinion; the issued and outstanding capital stock of each Canadian Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to our knowledge, is owned by LHP, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim or equity (other than any under or in respect of any of the Bank Agreements, or any agreement or instrument relating to indebtedness to be repaid in connection with the Recapitalization).

                                                                       Exhibit C



              FORM OF OPINION OF U.S. REGULATORY COUNSEL FOR THE ISSUERS
                             TO BE DELIVERED PURSUANT TO
                                     SECTION 5(c)

         i. No authorization, approval, consent or order of any United States federal court or governmental authority or agency is required under any Federal Regulatory Law in connection with the due authorization, execution and delivery of the Purchase Agreement or the Registration Rights Agreement by the Issuers or the due authorization, execution, delivery or performance of the Indenture by Leiner Group or the First Supplemental Indenture by LHP, or for the offering, issuance, sale or delivery of the Securities to the Initial Purchasers by Leiner Group or the resale of the Securities by the Initial Purchasers to the Subsequent Purchasers in accordance with the Purchase agreement.

         ii.  The execution, delivery and performance of the Purchase
Agreement, the Registration Rights Agreement, the Indenture, the First Supplemental Indenture and the Securities by each Issuer that is a party thereto or (in the case of the Securities) obligor thereunder and the consummation of the transactions contemplated in the Purchase Agreement (including the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of Proceeds," and the consummation of the Recapitalization) and compliance by each Issuer with its respective obligations under the Purchase Agreement, the Registration Rights Agreement, the Indenture, the First Supplemental Indenture and the Securities will not, whether with or without the giving of notice or lapse of time or both, result in any violation of the provisions of any Federal Regulatory Law or judgment, order, writ or decree arising under any Federal Regulatory Law, known to us to be applicable to either of the Issuers, of any United States federal government, government instrumentality or court having jurisdiction over either of the Issuers (except for violations that to our knowledge would not have a material adverse effect on the earnings, financial condition or business of the Issuers and their subsidiaries as a whole).

         iii. The description in the Offering Memorandum under the heading
"Risk Factors--Potential for Increased Government Regulation" and "Business--Government Regulation" (the "Regulatory Disclosure") of Federal Regulatory Laws relating to the production, marketing, labeling and advertising of the Company's products are accurate in all material respects and there are no material Federal Regulatory Laws relating to the production, marketing, labeling and advertising of the Company's products which are not described in the Offering Memorandum.

         iv. We have no reason to believe that the Regulatory Disclosure, in its discussion of the regulation of the production, marketing, labeling and advertising of the Company's products under Federal Regulatory Laws contained any untrue statement of material fact, or omitted a statement of any material fact necessary to make the statements in such sections, in light of the circumstances under which they were made, not misleading.

                              *     *     *     *     *

         The term "Federal Regulatory Law", means the United States federal Food, Drug and Cosmetic Act, Dietary Supplemental Health and Education Act, Nutrition Labeling and Education Act, Drug Price Competition & Patent Term Restoration Act or Poison Prevention Packaging Act, any rules or regulations of the United States Food and Drug Administration, Federal Trade Commission or Consumer Product Safety Commission, or any other United States federal laws statutes rules or regulations relating to the regulation of vitamin, food or drug products.

                                                                       Exhibit D
                                                                       ---------


June   , 1997



Attention:

Ladies and Gentlemen:

         We have acted as special Ontario counsel for Leiner Health Products Group Inc. and Leiner Health Products Inc. (collectively, the "Issuers"), both Delaware corporations, in connection with the preparation of the statements under the captions "Risk Factors - Potential for Increased Government Regulation" and "Business - Government Regulation" in the Offering Memorandum
dated June   , 1997 (the "Offering Memorandum") in connection with an offering
by the Issuers in the United States of    % Senior Subordinated Notes due 2007
(the "Notes"). We also acted as special Canadian federal drug regulatory counsel to Leiner Health Products Inc. in connection with its acquisition of all of the outstanding shares of Vita Health Company (1985) Ltd. ("Vita Health") in January, 1997 (the "Acquisition").

         We are qualified to practice law only in the Province of Ontario and our opinion is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein and is based on legislation and regulations in effect on the date hereof. No opinion is expressed herein with respect to compliance with any applicable securities, tax, environmental or other legislation. We have assumed that the Notes will not be offered or sold in Canada and that the Offering Memorandum will not be distributed in Canada.

         In expressing the opinions set forth in paragraphs 1, 2 and 4 below, we have relied exclusively as to certain matters of fact on the certificate of an officer of the Issuers and Vita Health attached hereto as Schedule A.

         Based upon and subject to the foregoing and the qualifications hereinafter expressed, we are of the opinion that:

         1. To our knowledge, there is not pending or threatened any material legal or governmental proceedings by the Health Protection Branch of Health Canada against Vita Health.

         2. To our knowledge and subject to the statements in the Offering Memorandum under the caption "Risk Factors - Potential for Increased Government Regulation" and "Business - Government Regulation", Vita Health has in full force and effect all material licenses and permits from the Health Protection Branch of Health Canada necessary to conduct its business as conducted at the time of the Acquisition.

         3. The statements under the captions "Risk Factors - Potential for Increased Government Regulations" and "Business - Government Regulation" in the Offering Memorandum are accurate in all material respects insofar as such statements relate to matters of law under Canadian federal food and drug legislation.

         4. To our knowledge, there is no Canadian federal legislation specifically relating to the formulation and manufacture of food and drugs that is material to the business of Vita Health as conducted at the time of the Acquisition, that is not described in the Offering Memorandum.

         To the extent that the opinions set forth above are expressed as being based upon our knowledge, such opinions are based solely upon the actual knowledge (and without independent inquiry) of Elizabeth McNaughton, David Toswell and Jennifer Horton, the only lawyers of our firm actively involved in the Acquisition. Such knowledge is limited to the level of investigations in fact conducted by such members of our firm in connection with the Acquisition.

         In conducting investigations in connection with the Acquisition, we examined documents, records and instruments, all of which are listed in Appendix I to Schedule A hereto. In our examinations we have assumed the genuineness of all signatures, the legal capacity of all individuals, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as certified, conformed, faxed or photostatic copies.

         This opinion is given as of the date hereof, and it should be noted that changes regarding matters of applicable law may hereafter occur. Any change could affect the opinions expressed herein.

         This opinion is provided for the sole and exclusive benefit of the addressees and is being delivered in connection with the offering of Notes. Subject to the foregoing, the opinion may not be referred to, quoted from or relied upon, by any other person whatsoever.


                                                      Yours very truly,

                                  TABLE OF CONTENTS

                                                                            Page

PURCHASE AGREEMENT............................................................1
    SECTION I.     Representations and Warranties.............................4
    A.  Representations and Warranties by the Issuers.........................4
      (a) Similar Offerings...................................................4
      (b) Offering Memorandum.................................................4
      (c) Independent Accountants.............................................4
      (d) Financial Statements................................................5
      (e) No Material Adverse Change in Business..............................5
      (f) Good Standing of the Issuers........................................6
      (g) Good Standing of Designated Entities................................6
      (h) Capitalization......................................................7
      (i) Authorization of the Recapitalization Documents.....................7
      (j) Authorization of the Securities.....................................7
      (k) Description of the Recapitalization Documents.......................8
      (l) Absence of Defaults and Conflicts...................................8
      (m) Absence of Labor Dispute............................................9
      (n) Absence of Proceedings..............................................9
      (o) Possession of Intellectual Property................................10
      (p) Absence of Further Requirements....................................10
      (q) Possession of Licenses and Permits.................................10
      (r) Title to Property..................................................11
      (s) Tax Returns........................................................11
      (t) Environmental Laws.................................................12
      (u) Internal Accounting Controls.......................................13
      (v) Investment Company Act.............................................13
      (w) Rule 144A Eligibility..............................................13
      (x) No General Solicitation............................................13
      (y) No Registration Required...........................................13
      (z) No Directed Selling Efforts........................................14
      (aa) Insurance.........................................................14
      (bb) Solvency..........................................................14
      (cc) Recapitalization Agreement........................................14
    B.  Officer's Certificates...............................................14

    SECTION II.   Sale and Delivery to Initial Purchasers; Closing...........15
       A.  Securities........................................................15
       B.  Payment...........................................................15
       C.  Qualified Institutional Buyer.....................................16
       D.  Denominations; Registration.......................................16
    SECTION III.  Covenants of the Issuers...................................16
       A.  Offering Memorandum...............................................16
       B.  Notice and Effect of Material Events..............................16
       C.  Amendment to Offering Memorandum and Supplements..................17
       D.  Qualification of Securities for Offer and Sale....................17
       E.  Rating of Securities..............................................17
       F.  DTC...............................................................17
       G.  Use of Proceeds...................................................17
       H.  Restriction on Sale of Securities.................................17
    SECTION IV.   Payment of Expenses........................................18
       A.  Expenses..........................................................18
       B.  Termination of Agreement..........................................18
    SECTION V.    Conditions of Initial Purchasers' Obligations..............19
       A.  Opinion of Special Counsel for Issuers............................19
       B.  Opinion of Special Manitoba Counsel for Issuers...................19
       C.  Opinion of U.S. Regulatory Counsel for Issuers....................19
       D.  Opinion of Canadian Special Counsel for Issuers...................19
       E.  Opinion of Counsel for Initial Purchasers.........................20
       F.  Officers' Certificate.............................................20
       G.  Accountant's Comfort Letter.......................................20
       H.  Bring-down Comfort Letter.........................................20
       I.  Solvency Opinion..................................................21
       J.  Maintenance of Rating.............................................21
       K.  PORTAL............................................................21
       L.  Additional Documents..............................................21
       M.  Consummation of Recapitalization..................................21
       N.  Receipt of Copies of Opinions.....................................22
       O   Registration Rights Agreement.....................................22
       P.  Termination of Agreement..........................................22
    SECTION VI.   Conditions of Issuers' Obligations.........................22
       A.  Consummation of Recapitalization..................................22

    SECTION VII.  Subsequent Offers and Resales of the Securities............22
       A.  Offer and Sale Procedures.........................................22
         (a) Offers and Sales only to Institutional Accredited Investors or
             Qualified Institutional Buyers..................................22
         (b) No General Solicitation.........................................23
         (c) Purchases by Non-Bank Fiduciaries...............................23
         (d) Subsequent Purchaser Notification...............................23
         (e) Minimum Principal Amount........................................24
         (f) Restrictions on Transfer........................................24
         (g) Delivery of Offering Memorandum.................................24
       B.  Covenants of the Issuers..........................................24
         (i) Due Diligence...................................................24
         (ii)     Integration................................................25
         (iii) Rule 144A Information.........................................25
         (iv)     Restriction on Repurchases.................................25
       C.  Resale Pursuant to Rule 903 of Regulation S or Rule 144A..........25
    SECTION VIII. Indemnification............................................26
       A.  Indemnification of Initial Purchasers.............................26
       B.  Indemnification of Issuers and Directors..........................27
       C.  Actions against Parties; Notification.............................28
       D.  Settlement without Consent if Failure to Reimburse................28
    SECTION IX.  Contribution................................................29
    SECTION X.   Representations, Warranties and Agreements to Survive
                 Delivery....................................................30
    SECTION XI.  Termination of Agreement....................................30
       A.  Termination; General..............................................30
       B.  Liabilities.......................................................31
    SECTION XII.  Default by One or More of the Initial Purchasers...........31
    SECTION XIII. Notices....................................................32
    SECTION XIV.  Parties....................................................32
    SECTION XV.   GOVERNING LAW AND TIME.....................................33
    SECTION XVI.  Effect of Headings.........................................33
    SECTION XVII. Entire Agreement...........................................33

SCHEDULE A
SCHEDULE B
EXHIBIT A
EXHIBIT B
EXHIBIT C
EXHIBIT D